EXHIBIT 99.1

For Release 7:00 AM CDT                                  For Further Information
Monday, May 8, 2000                                    Peggy Bunker 414 615-2802


                          Cumulus Names KPMG as Auditor


(Milwaukee, WI) Cumulus Media Inc. (NASDAQ:CMLS) today announced it had engaged KPMG LLP to serve as auditor of the Company's financial statements effectively immediately.

"We have followed Cumulus with great interest since they became a public company in 1998," said Wayne Frankenfield, a Leader in the KPMG broadcasting practice. "They will be an excellent addition to our broadcasting client base. We are very pleased to have been chosen for the assignment."

Richard Weening, Cumulus Executive Chairman, said, "KPMG's media practice is highly regarded throughout our industry. They have a nationwide team of media-experienced professionals that fits the Cumulus national footprint very well. We could not be more pleased to have them in our picture."

Cumulus Media is the parent company of Cumulus Broadcasting, Inc., which, along with its other subsidiaries, owns and operates radio station clusters in mid-size markets. Assuming completion of all pending acquisitions and divestitures, Cumulus Media will own and operate 304 radio stations in 60 U.S. media markets.

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